Exhibit 99.1

i2 Reports Second Quarter 2007 Results

DALLAS – August 6, 2007 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the second quarter 2007.

A summary of second quarter results:

•	Total revenue was $65.0 million

•	Total costs and expenses were $61.7 million

•	Net income applicable to common stockholders was $1.6 million

•	Diluted earnings per share (GAAP) were $0.06

•	Non-GAAP diluted earnings per share were $0.17 (excluding stock option expense and contract revenue)

•	Cash flow from operations was $11.6 million

•	Total bookings of $75.0 million, including $18.0 million in software solutions bookings

The company’s diluted earnings per share for the second quarter of 2007 were $0.04 higher than the preliminary expectations announced on July 18, 2007 due primarily to a reversal of approximately $1.1 million of performance-based restricted stock expense. Subsequent to the announcement of its preliminary expectations, the Company revised its outlook for the remainder of 2007. As part of that process, management reconsidered the terms of the performance-based restricted stock units granted in February 2007 and determined that it was no longer probable that the performance objectives underlying those awards would be achieved. As a result, the Company determined that it was necessary to reverse the year-to-date expense accruals related to these restricted stock units. The resulting change from the preliminary expectations was a decrease in total costs and expenses of approximately $1.1 million, and an increase in diluted earnings per share of approximately $0.04 for the second quarter of 2007.

“We recorded significant bookings this quarter with $75 million in total bookings, highlighted by the extension of our relationships with two of our supply chain leader customers. We are pleased to be continuing our relationships with these customers, who are among the world’s leading companies in the area of supply chain innovation and efficiency,” stated i2 Interim Chief Executive Officer Pallab Chatterjee.

“While we recorded growth in services revenue and solid cash flow from operations for the second quarter, our overall financial results were below our expectations,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “In response to our revenue and earnings shortfall, as well as our transition to a solutions-oriented business model, we have implemented several cost-reduction initiatives to better prioritize our spending and cash flow objectives,” concluded Berry.

Second Quarter Results

Revenue Detail

Total revenue for the second quarter was $65.0 million as compared to $64.7 million in the second quarter of 2006, an increase of $299,000 or approximately 1 percent. Total revenue in the second quarter of 2006 included contract revenue of $33,000.

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i2 Reports Second Quarter 2007 Results

i2 had total second quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $11.4 million. This compares to $15.4 million of software solutions revenue in the second quarter of 2006, a decline of 26 percent period-to-period.

Services revenue in the second quarter was $31.6 million, an increase of 21 percent from the $26.1 million of services revenue in the second quarter of 2006. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Second quarter maintenance revenue was $22.0 million, a decrease of 5 percent from $23.1 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the second quarter of 2007 were $61.7 million, a 3 percent increase compared to $60.1 million in the second quarter of 2006. Total costs and expenses in the second quarter of 2007 included $3.2 million in stock-based compensation expense, which includes $2.9 million in expense related to stock options and $235,000 in expense related to restricted stock units.

Net Income

The company reported second quarter 2007 net income applicable to common stockholders of $1.6 million, or $0.06 per diluted share. This compares to $2.0 million, or $0.08 per diluted share, in net income applicable to common stockholders in the second quarter of 2006.

First Half 2007 Results

For the six months ended June 30, 2007, total revenues were $130.6 million, an increase of 1 percent as compared to $128.7 million for the same period in 2006. Total revenue in the first half of 2007 included $2.5 million of contract revenue compared to $66,000 of contract revenue in the first half of 2006.

Software solutions revenue decreased 23 percent to $24.8 million for the six months ended June 30, 2007 compared to $32.3 million in the first half of 2006. Services revenue was $60.2 million in the first half of 2007 compared to $50.0 million in the first half of 2006, an increase of 21 percent. Maintenance revenue decreased 7 percent to $43.0 million in the first half of 2007 compared to $46.3 million in the comparable period in 2006.

Total costs and expenses for the six months ended June 30, 2007 increased 1 percent to $121.8 million as compared to $120.5 million in the first half of 2006. Total costs and expenses for the six months ended June 30, 2007 included $7.3 million in stock-based compensation expense, which includes $6.1 million in expense related to stock options and $1.2 million in expense related to restricted stock units.

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i2 Reports Second Quarter 2007 Results

The company reported net income applicable to common stockholders of $5.1 million or $0.19 per diluted share for the six months ended June 30, 2007. This compares to $3.2 million or $0.12 per diluted share in net income applicable to common stockholders in the comparable period in 2006.

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the second quarter of 2007 were $0.17, compared to $0.25 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for the six months ended June 30, 2007 were $0.33, compared to $0.46 per diluted share in the comparable period in 2006 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and contract revenue. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On June 30, 2007, i2’s total cash (including restricted cash) was $117.3 million. Total debt at the end of the second quarter was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

The company generated cash flow from operations of $11.6 million in the second quarter of 2007, bringing the first half 2007 cash flow from operations to $5.1 million.

Company Reorganization

The company recently implemented a reorganization plan reducing management layers to both decrease cost and increase speed around decision-making and internal processes. The realignment includes the elimination of certain management levels as well as other targeted cost reductions, and the company expects to incur a restructuring charge of approximately $3 million in the third quarter of 2007.

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i2 Reports Second Quarter 2007 Results

Revised 2007 Outlook

The company is providing revised outlook for full-year 2007 revenue and diluted earnings per share. The company now expects total revenue in 2007 to be between $260 million and $265 million. Revenue in the third quarter of 2007 is expected to be slightly below the second quarter of 2007 amount and revenue is expected to increase in the fourth quarter compared to the second quarter of 2007 amount. Excluding the recognition of the last $2.5 million in contract revenue during the first quarter of 2007, operating revenue for the full year of 2007 is expected to be between $257.5 million and $262.5 million. For the year, the company continues to expect growth in total bookings and to generate positive cash flow from operations.

Based on the revised revenue expectation, and including the impact of the expected $3 million restructuring charge in the third quarter of 2007, the company currently estimates GAAP diluted earnings per share for full year 2007 to be in the range of $0.43 to $0.58 per fully diluted share. Non-GAAP earnings per share, which excludes stock option expense and the net effect of contract revenue and contract expense, are expected to be in the range of $0.76 to $0.91 per fully diluted share.

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Such statements are forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, August 6 at 5:00 p.m. EDT to discuss the second quarter 2007 financial results. Investors and other interested parties may access the call and accompanying slide presentation via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 880777. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible new-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

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i2 Reports Second Quarter 2007 Results

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s revised outlook for full-year 2007 revenue and diluted earnings per share. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 9, 2007 and the Annual Report on Form 10-K filed March 30, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$110,989	$109,419
Restricted cash	6,282	4,626
Accounts receivable, net	26,294	25,677
Other current assets	8,330	9,231

Total current assets	151,895	148,953
Premises and equipment, net	9,519	10,691
Goodwill	16,685	14,760
Non-current deferred tax asset	8,719	8,060
Other non-current assets	8,117	7,605

Total assets	$194,935	$190,069

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,847	$11,283
Accrued liabilities	16,981	22,245
Accrued compensation and related expenses	16,731	24,010
Deferred revenue	72,287	74,047

Total current liabilities	112,846	131,585
Total long-term debt, net	84,138	83,822
Taxes payable	4,044	—

Total liabilities	201,028	215,407

Commitments and contingencies

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 105 issued and outstanding at June 30, 2007 and December 31, 2006	101,903	101,686
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,298 and 21,005 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	5	5
Warrants for common stock	3,125	3,125
Additional paid-in capital	10,449,443	10,439,136
Accumulated other comprehensive income	6,041	2,398
Accumulated deficit	(10,566,610)	(10,571,688)

Net stockholders’ deficit	(6,093)	(25,338)

Total liabilities and stockholders’ deficit	$194,935	$190,069

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Software solutions	$11,412	$15,388	$24,845	$32,310
Services	31,553	26,143	60,248	50,017
Maintenance	22,018	23,120	43,027	46,335
Contract	—	33	2,450	66

Total revenues	64,983	64,684	130,570	128,728

Costs and expenses:
Cost of revenues:
Software solutions	2,175	2,447	4,649	5,850
Services and maintenance	27,267	24,376	54,047	47,846
Amortization of acquired technology	6	—	12	—
Sales and marketing	12,957	12,573	24,654	23,669
Research and development	8,750	8,932	17,555	17,879
General and administrative	10,549	11,843	20,928	25,381
Amortization of intangibles	25	—	28	—
Restructuring charges and adjustments	(49)	(95)	(75)	(145)

Total costs and expenses	61,680	60,076	121,798	120,480

Operating income	3,303	4,608	8,772	8,248

Non-operating (expense) income, net:
Interest income	1,302	1,172	2,648	2,218
Interest expense	(1,236)	(1,532)	(2,476)	(3,072)
Realized gains on investments, net	—	6	—	591
Foreign currency hedge and transaction losses, net	(74)	177	(191)	(39)
Other expense, net	(231)	(333)	(553)	(51)

Total non-operating (expense) income, net	(239)	(510)	(572)	(353)

Income before income taxes	3,064	4,098	8,200	7,895
Income tax expense	740	1,297	1,598	3,311

Net income	$2,324	$2,801	$6,602	$4,584

Preferred stock dividend and accretion of discount	765	770	1,524	1,399

Net income applicable to common stockholders	$1,559	$2,031	$5,078	$3,185

Net income per common share applicable to common stockholders:

Basic	$0.06	$0.08	$0.20	$0.13
Diluted	$0.06	$0.08	$0.19	$0.12

Weighted-average common shares outstanding:
Basic	25,770	25,247	25,690	25,221
Diluted	26,806	25,699	26,870	25,738

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$6,602	$4,584
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,290	3,695
Stock based compensation	7,347	8,930
Gain on extinguishment of debt	—	(3)
(Gain) on sale of securities	—	(501)
Loss (gain) on disposal of equipment	222	(29)
Provision for bad debts charged to costs and expenses	(116)	64
Deferred income taxes	(92)	549
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, net	(440)	3,195
Other assets	3,791	2,889
Accounts payable	(863)	(1,035)
Accrued liabilities	(5,442)	(10,237)
Accrued compensation and related expenses	(7,516)	(4,463)
Deferred revenue	(1,688)	4,475

Net cash provided by operating activities	5,095	12,113

Cash flows used in investing activities:
Restrictions placed on cash	(1,656)	(262)
Purchases of premises and equipment	(1,209)	(1,267)
Proceeds from sale of premises and equipment	12	141
Proceeds from sale of securities	—	501
Business acquisition	(2,125)	(569)

Net cash used in investing activities	(4,978)	(1,456)

Cash flows provided by financing activities:
Repurchase of debt	—	(3,149)
Proceeds from sale of convertible debt	—	7,500
Cash dividends paid—preferred stock	(1,307)	—
Payment of debt issuance costs	—	(483)
Net proceeds from common stock issuance from options and employee stock purchase plans	2,960	754

Net cash provided by financing activities	1,653	4,622

Effect of exchange rates on cash	(200)	439

Net change in cash and cash equivalents	1,570	15,718
Cash and cash equivalents at beginning of period	109,419	112,882

Cash and cash equivalents at end of period	$110,989	$128,600

Supplemental cash flow information
Interest paid	2,156	$2,688
Income taxes paid (net of refunds received)	$1,772	$2,587
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$217	$1,399

SCHEDULE A TO PRESS RELEASE

August 6, 2007

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(Unaudited)

Diluted earnings per share applicable to common stockholders *

	2Q 2007	2Q 2006	First Half 2007	First Half 2006
GAAP diluted earnings per share applicable to common stockholders	$0.06	$0.08	$0.19	$0.12

Add: stock option expense	$0.11	$0.17	$0.23	$0.34
Less: contract revenue	$0.00	$0.00	$0.09	$0.00

Non-GAAP diluted earnings per share applicable to common stockholders	$0.17	$0.25	$0.33	$0.46

Reconciliation Relating to FY 2007 Outlook **

			FY 2007 Outlook
Revenue
			Low	High
GAAP revenue			$260,000	$265,000
Less: contract revenue			2,450	2,450

Operating Revenue			$257,550	$262,550

Diluted earnings per share applicable to common stockholders
GAAP diluted earnings per share applicable to common stockholders			$0.43	$0.58

Add: estimated stock option expense			$0.42	$0.42
Less: contract revenue			$0.09	$0.09

Non-GAAP diluted earnings per share applicable to common stockholders			$0.76	$0.91

Estimated diluted shares outstanding			26,900	26,900

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding
**	The company’s full-year 2007 outlook is based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Full-year 2007 outlook is forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See “i2 Cautionary Language” in the press release.

SCHEDULE B TO PRESS RELEASE

August 6, 2007

KEY PERFORMANCE INDICATORS

(Unaudited)

	2Q 06	3Q 06	4Q 06	1Q 07	2Q 07
Software solutions bookings ($ in millions) (1)	$14.9	$7.9	$17.4	$7.7	$18.0
Platform technology bookings ($ in millions)	$10.5	$—	$—	$—	$0.5
Services and maintenance bookings ($ in millions)	$50.1	$48.5	$46.5	$53.9	$56.5

Total bookings ($ in millions) (2)	$75.4	$56.4	$63.9	$61.5	$75.0

Number of software solutions transactions booked > $500K	9	2	5	6	5
Average amount booked ($ in thousands) (3)	$652	$292	$496	$192	$618

Software solutions revenue ($ in millions)
Revenue from current quarter bookings ($ in millions)	$2.7	$1.7	$4.0	$1.8	$2.4
Revenue from prior period bookings ($ in millions)	$7.6	$7.5	$7.4	$5.7	$3.4
Subscription/recurring revenue ($ in millions)	$5.1	$11.4	$12.0	$5.9	$5.7

Total software solutions revenue ($ in millions)	$15.4	$20.6	$23.4	$13.4	$11.4
Total revenue recognized by region
Greater APAC	22%	17%	21%	15%	20%
EMEA	18%	19%	19%	25%	20%
Americas	60%	64%	60%	60%	60%

Total revenue	100%	100%	100%	100%	100%
Quarter end balances:
Deferred revenue - contract ($ in millions)	$7.5	$7.5	$3.2	$—	$—
Deferred revenue - other ($ in millions)	$96.0	$81.6	$70.8	$70.5	$72.3

Total deferred revenue ($ in millions)	$103.5	$89.1	$74.0	$70.5	$72.3
Days sales outstanding	32	34	31	38	37

Total headcount	1,277	1,315	1,343	1,351	1,371
Direct sales representatives (4)	44	47	49	50	49

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings
3.	Average amount excludes recurring bookings less than $10K
4.	Represents individuals with specific sales quotas